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                                                                     EXHIBIT 5.1



                               September 29, 2006



iLinc Communications, Inc.
2999 N. 44th Street
Suite 650
Phoenix, AZ  85018

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 11,783,544 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of iLinc Communications, Inc., a Delaware corporation (the "Company"). The Shares include 8,183,544 shares of Common Stock currently issued and outstanding (the "Outstanding Shares"), 800,000 shares of Common Stock issuable upon exercise of warrants (the "Warrants") issued by the Company (collectively, the "Warrant Shares") and 2,800,000 shares of Common Stock issuable upon conversion of convertible preferred stock (the "Convertible Stock") issued by the Company (collectively, the "Convertible Shares"). All of the Shares are being registered on behalf of the holders of the Outstanding Shares, the Warrants and the Convertible Stock (collectively, the "Selling Stockholders").

         We are acting as special counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinion below, insofar as it relates to the Shares being validly issued, fully paid and non-assessable, is based solely on a certificate of the Senior Vice President of the Company confirming the Company's receipt of the

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iLinc Communications, Inc.
September 29, 2006
Page 2


consideration called for by the applicable resolutions authorizing the issuance of such Outstanding Shares, Warrants and Convertible Stock and assumes receipt by the Company of (i) the exercise price for Warrant Shares issued upon due and proper exercise of the Warrants in accordance with the terms thereof and (ii) the conversion price for Convertible Shares issued upon due and proper conversion of the Convertible Stock in accordance with the terms thereof.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholders, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares are validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued upon due and proper exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable; and (iii) the Convertible Shares, when issued upon due and proper conversion of the Convertible Stock in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion speaks only as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ Jackson Walker L.L.P.